Exhibit 99.1

ABITIBI-CONSOLIDATED AND BOWATER

COMPLETE COMBINATION TO FORM ABITIBIBOWATER

MONTRÉAL, QUÉBEC and GREENVILLE, SOUTH CAROLINA, October 29, 2007 – AbitibiBowater Inc. (NYSE: ABH, TSX: ABH) announces that it has completed its previously publicized merger of equals of Abitibi-Consolidated Inc. and Bowater Incorporated. With pro forma revenues of approximately US$8 billion in 2006, AbitibiBowater is the third largest publicly traded paper and forest products company in North America and the eighth largest in the world.

Commencing today, the common stock of AbitibiBowater will trade on the New York Stock Exchange and Toronto Stock Exchange under the ticker symbol “ABH”. AbitibiBowater is a U.S. reporting company, reporting in U.S. GAAP, with headquarters and executive offices located in Montréal, Québec.

The Company expects to achieve annualized synergies of at least US$250 million within two years from improved efficiencies in such areas as production, selling, general and administrative (SG&A) costs, distribution and procurement.

According to John W. Weaver, Executive Chairman of AbitibiBowater, “By combining Abitibi-Consolidated and Bowater, we have created a global leader that is well positioned to compete in an increasingly challenging global market. We look forward to drawing on the best practices from both organizations and on the strengths of a proven management team to deliver greater value to our stockholders, customers, employees and other stakeholders.”

“This transaction marks a new and important chapter in our collective history,” said David J. Paterson, President and Chief Executive Officer of AbitibiBowater. “Through this combination, AbitibiBowater will be a more dynamic and competitive organization that will create long-term value for our stockholders and the communities in which we operate. Our plan to achieve US$250 million in annual synergies is just the first step toward this goal.”

As previously announced and as part of the closing of the combination of Abitibi-Consolidated and Bowater to form AbitibiBowater, Bowater Canada Inc., an exchangeable share public company subsidiary of Bowater, amended its articles in order to, among other matters, change its name to AbitibiBowater Canada Inc. and change each of its issued and outstanding exchangeable shares for 0.52 of a new exchangeable share. The exchangeable shares, which previously traded on the Toronto Stock Exchange under the symbol “BWX”, are now traded on the Toronto Stock Exchange on a post-consolidation basis under the symbol “AXB” and are exchangeable on a one-for-one basis for shares of AbitibiBowater common stock.

Abitibi-Consolidated and Bowater also announced that each company will release their respective third quarter 2007 results before the markets open on Tuesday, November 6, 2007. Further information regarding the companies’ earnings calls for analysts, and the manner in which the calls may be accessed, will be made available shortly.

AbitibiBowater produces a wide range of newsprint and commercial printing papers, market pulp and wood products. Following the required divestiture agreed to with the U.S. Department of Justice, AbitibiBowater will own or operate 31 pulp and paper facilities and 35 wood products facilities located in the United States, Canada, the United Kingdom and South Korea. Marketing its products in more than 80 countries, the Company is among the world’s largest recyclers of newspapers and magazines, and has more third-party certified sustainable forest land than any other company in the world.

Contacts

Investors:

Duane A. Owens

Vice President and Treasurer

(864) 282-9488

Media:

Seth Kursman

Vice President, Communications and Government Affairs

(514) 394-2398

seth.kursman@abitibibowater.com

Forward-Looking Statements

Any statements made regarding the combination between Abitibi-Consolidated Inc. and Bowater Incorporated, benefits or synergies of the combination, and other statements contained in this news release that are not historical fact are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations. These statements may be identified by the use of forward-looking terminology such as the words “expects,” “projects,” “intends,” “believes,” “anticipates”, “will” and other terms with similar meaning indicating possible future events or actions or potential impact on the business or stockholders of AbitibiBowater Inc. Such statements include, but are not limited to, statements about future financial and operating results, AbitibiBowater’s plans, objectives, expectations and intentions, the markets for AbitibiBowater’s products, the future development of AbitibiBowater’s business, and the contingencies and uncertainties to which AbitibiBowater may be subject and other statements that are not historical facts. This news release also includes information that has not been reviewed by the company’s independent auditors. All forward-looking statements in this news release are expressly qualified by information contained in filings with regulatory authorities.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the risk that Abitibi-Consolidated’s and Bowater’s businesses will not be integrated successfully; the risk that the cost savings and other expected synergies from the combination may not be fully realized or may take longer to realize than expected; and disruption from the combination making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that could cause AbitibiBowater’s results to differ materially from those described in the forward- looking statements can be found in the periodic reports filed by AbitibiBowater with the SEC and the Canadian securities regulatory authorities and available at the SEC’s internet site (http://www.sec.gov) and on SEDAR (http://www.sedar.com). AbitibiBowater does not undertake and specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.